As filed with the Securities and Exchange Commission on July 11, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SWIFT TRANSPORTATION CO., INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                                               86-0666860
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             2200 SOUTH 75TH AVENUE
                             PHOENIX, ARIZONA 85043
                                 (602) 269-9700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 M.S. CARRIERS, INC. INCENTIVE STOCK OPTION PLAN
                   M.S. CARRIERS, INC. 1993 STOCK OPTION PLAN
          M.S. CARRIERS, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                   M.S. CARRIERS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plans)

                             Jerry Moyes, President
                         Swift Transportation Co., Inc.
                             2200 South 75th Avenue
                             Phoenix, Arizona 85043
                                 (602) 269-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                             Steven D. Pidgeon, Esq.
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-2202
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE       AGGREGATE            AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------
M.S. Carriers, Inc.                   236,958          $10.77           $ 2,552,038            $  638
Incentive Stock Option Plan
Common Stock, $.001 par value

M.S. Carriers, Inc.                   615,592          $11.98           $ 7,374,792            $1,844
1993 Stock Option Plan
Common Stock, $.001 par value

M.S. Carriers, Inc.                    12,750          $15.18           $   193,545            $   48
Non-Employee Directors
Stock Option Plan Common Stock,
$.001 par value

M.S. Carriers, Inc.                 1,587,018          $14.17           $22,488,045            $5,622
1996 Stock Option Plan
Common Stock, $.001 par value

TOTAL                               2,452,318                           $32,608,420            $8,152
============================================================================================================

(1) Represents shares of the Registrant's common stock issuable upon exercise of stock options granted pursuant to the plans. In connection with the Registrant's acquisition of M.S. Carriers, Inc., the Registrant has assumed the obligation to issue shares of common stock upon exercise of the stock options issued under the plans.
(2) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the weighted average exercise price of the options covered under each plan.

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
                                EXPLANATORY NOTE

     Swift Transportation Co., Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $.001 per share, which may be issued upon the exercise of options (collectively, "Options") granted or to be granted under the option plans listed below (collectively, the "Option Plans"). Pursuant to the merger (the "Merger") provided for in the Merger Agreement, dated as of December 11, 2000, among the Registrant, M.S. Carriers, Inc. ("M.S. Carriers"), and Sun Merger, Inc. ("Merger Sub"), Merger Sub was merged into M.S. Carriers. As a result, M.S. Carriers became a wholly owned subsidiary of the Registrant.

     In addition, pursuant to the Merger, the Registrant assumed the obligations of M.S. Carriers under the Option Plans and each option to purchase M.S. Carriers common stock outstanding immediately prior to the effective time of the Merger became an option to acquire a number of shares of the Registrant's Common Stock equal to the product of 1.7 multiplied by the number of shares of M.S. Carriers common stock that were purchasable under such option immediately prior to the effective time (rounded down to the nearest whole share) at a price per share (rounded up to the nearest whole cent) equal to the per share exercise price specified in each such option divided by 1.7.

     This Registration Statement relates to the Common Stock of the Registrant issuable upon exercise of the Options pursuant to the Option Plans as follows:

     * 236,958 shares subject to the M.S. Carriers, Inc. Incentive Stock Option Plan,

     *    615,592 shares subject to the M.S. Carriers, Inc. 1993 Stock Option
          Plan,

     * 12,750 shares subject to the M.S. Carriers, Inc. Non-Employee Directors Stock Option Plan, and

     *    1,587,018 shares subject to the M.S. Carriers, Inc. 1996 Stock Option
          Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Registrant pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on April 30, 2001;

     (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) the Registrant's Current Reports on Form 8-K, including exhibits, filed with the Commission on March 14, 2001, March 23, 2001, June 8, 2001 and July 6, 2001; and

     (d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 22, 1990, including any amendment or report filed to update such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which removes from registration all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of the Registrant's Articles of Incorporation states that, to the fullest extent permitted by Nevada law, any officer or director of the Registrant shall not be liable to the corporation or its stockholders for monetary or other damages for breach of fiduciary duties as an officer or director. Article XI also provides that no amendment, repeal or modification thereof will eliminate or reduce its effect with respect to any act or omission of an officer or director occurring prior to such amendment, repeal or modification. Section 78.037 of the Nevada Revised Statutes provides that a provision eliminating or limiting the personal liability of an officer or director to a corporation or its shareholders may not eliminate or limit liability for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of unlawful distributions to stockholders.

     Section 78.7502 of the Nevada Revised Statutes provides that a corporation is required to indemnify an officer, director, employee or agent against costs and expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding to the extent such person has been successful on the merits or otherwise in defense of such action, suit or proceeding, or in defense of any claim, issue or matter therein.

     Sections 78.7502 and 78.751 of the Nevada Revised Statutes also provide, in general, that a corporation is permitted to indemnify an officer, director, employee or agent against costs and expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and to the extent a court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification. Section 78.751 of the Nevada Revised Statutes provides that the expenses of a corporation's officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amounts if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     Article VIII of the Registrant's Articles of Incorporation states that the Registrant must indemnify any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is or was an officer, director, employee or agent of the Registrant to the fullest extent allowed under Nevada law. The specific terms of such indemnification are provided in Article X of the Registrant's Bylaws, which generally provides that, to the extent required or permitted by Nevada law, the Registrant shall indemnify and advance expenses to any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an officer, director, employee or agent of the Registrant. The indemnification provided by Article X continues as to a person who has ceased to be a director, officer, employee or agent of and inures to the benefit of his or her heirs, executors and administrators. Article VIII also provides that no amendment or repeal thereof will affect the indemnification rights of any director, officer, employee or agent if such rights come into existence by virtue of acts or omissions of such director, officer, employee or agent prior to such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The foregoing statements are subject to the detailed provisions of the Nevada Revised Statutes, Article VIII and Article XI of the Articles of Incorporation of the Registrant and Article X of the Bylaws of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plan pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on the 11th day of July, 2001.


                                      SWIFT TRANSPORTATION CO., INC.


                                      By: /s/ William F. Riley III
                                          --------------------------------------
                                          William F. Riley III, Senior Executive
                                          Vice President, Secretary and Chief
                                          Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jerry Moyes and William F. Riley III and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                           TITLE                      DATE
         ---------                           -----                      ----

      /s/ Jerry Moyes           Chairman of the Board, President   July 11, 2001
----------------------------      and Chief Executive Officer
        (Jerry Moyes)

 /s/ William F. Riley, III      Senior Executive Vice President,   July 11, 2001
----------------------------   Secretary, Chief Financial Officer
   (William F. Riley, III)                and Director

   /s/ Stephen J. Lyding            Chief Accounting Officer       July 11, 2001
----------------------------
     (Stephen J. Lyding)
                                    Executive Vice President
    /s/ Rodney K. Sartor                  and Director             July 11, 2001
----------------------------
     (Rodney K. Sartor)

   /s/ Alphonse E. Frei                     Director               July 11, 2001
----------------------------
     (Alphonse E. Frei)

     /s/ Lou A. Edwards                     Director               July 11, 2001
----------------------------
      (Lou A. Edwards)

  /s/ Earl H. Scudder, Jr.                  Director               July 11, 2001
----------------------------
   (Earl H. Scudder, Jr.)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
4.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (Registration No. 333-85940))

4.2 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-3 (Registration No. 33-66034))

4.3       Specimen of Common Stock Certificate (incorporated by reference to
          Exhibit 4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992)

4.4       M.S. Carriers, Inc. Incentive Stock Option Plan

4.5 Amendment to M.S. Carriers, Inc. Incentive Stock Option Plan dated February 19, 1987

4.6 Amendment to M.S. Carriers, Inc. Incentive Stock Option Plan dated December 11, 1995

4.7       M.S. Carriers, Inc. 1993 Stock Option Plan

4.8       M.S. Carriers, Inc. Non-Employee Directors Stock Plan

4.9       M.S. Carriers, Inc. 1996 Stock Option Plan

5         Opinion of Snell & Wilmer L.L.P.

23.1      Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)

23.2      Consent of KPMG LLP

24        Powers of Attorney (included on signature page)